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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 1, 2004


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                          Commission File No.: 0-13907
                 I.R.S. Employer Identification No.: 41-1526554

                     Address of principal executive offices:
                             2575 University Ave. W.
                            St. Paul, Minnesota 55114

                        Telephone Number: (651) 796-7300

               ---------------------------------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On December 1, 2004, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the three and twelve months ended October 31, 2004. A copy of the press release is furnished herewith as Exhibit 99.1. Synovis will also publish the press release, including the supplemental information contained therein, on its website at www.synovislife.com.

ITEM 8.01 OTHER EVENTS

In the December 1, 2004 press release, Synovis reported fourth-quarter consolidated net revenue of $14.6 million, versus $14.9 million in the same period last year. Operating income was $152,000, compared with $2.0 million in the year-ago quarter. The company reported net income of $189,000, or two cents per diluted share, versus net income of $1.5 million, or $0.13 per diluted share, in the fourth quarter last fiscal year.

In fiscal 2004, consolidated net revenue totaled $55.0 million versus $58.0 million last fiscal year. Synovis generated operating income of $1.6 million compared with $7.3 million in fiscal 2003. Fiscal 2004 consolidated net income totaled $1.3 million, or $0.11 per diluted share, versus $5.0 million, or $0.47 per diluted share, in the prior fiscal year.

Cash, cash equivalents and short-term investments totaled $42.3 million at October 31, 2004, compared to an equivalent $44.1 million at the end of fiscal 2003. Cash provided by operations was $1.6 million in the fourth quarter of this year. In fiscal 2004, operations generated $2.7 million in cash, nearly the same level as last fiscal year. The company invested $5.7 million in capital expenditures in both facility expansion and equipment during fiscal 2004. As in prior years, a significant percentage of the annual cash flow from operations occurred in the fourth fiscal quarter.

SURGICAL BUSINESS

In the fourth quarter, surgical business revenue was $6.5 million versus $6.6 million in the year-ago period. This business generated $280,000 in operating income, compared to $1.0 million in the same period last year.

Peri-Strips(R), the company's staple line buttress and the leading surgical product, generated $2.8 million in fourth-quarter revenue versus $3.1 million in the year-ago period. In fiscal 2004, Peri-Strips sales were $11.9 million, up slightly from last fiscal year

INTERVENTIONAL BUSINESS

Interventional business revenue was $8.1 million in the fiscal 2004 fourth quarter, versus $8.3 million in the same period last year. The fourth-quarter operating loss was $128,000, an improvement from the losses of the three previous fiscal 2004 quarters, even though the company incurred expenses related to a senior management transition in the fourth quarter. In the year-ago fourth quarter, operating income was $965,000.

In the fourth quarter, revenue at Synovis Caribe in Puerto Rico increased more than five-fold to $2.2 million as transfers of the manufacturing processes continued.

Micro-machining, molding and tool-making revenue reached $1.0 million in the fourth quarter, a 48 percent increase over the prior-year quarter. The 2004 revenue increases from these services and the Puerto Rico facility revenues were offset by decreases in other interventional product lines.

SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Results of Operations (unaudited)
(In thousands, except per share data)

                                          Three Months Ended              Fiscal Year Ended
                                               Oct. 31                         Oct. 31
                                         2004            2003            2004            2003
                                      ----------      ----------      ----------      ----------

Net revenue                           $   14,637      $   14,943      $   55,044      $   57,989
Cost of revenue                            8,957           8,250          32,549          32,559
Gross margin                               5,680           6,693          22,495          25,430
Gross margin percentage                       39%             45%             41%             44%
Selling, general and
  administrative                           4,363           3,691          16,687          14,276
Research and development                   1,139             989           4,072           3,806
Other operating expenses                      26              --             179              --

Operating income                             152           2,013           1,557           7,348
Interest, net                                125              44             336              41
Income before provision for
  income taxes                               277           2,057           1,893           7,389

Provision for income taxes                    88             587             615           2,416

Net income                            $      189      $    1,470      $    1,278      $    4,973

Basic earnings per share              $     0.02      $     0.14      $     0.11      $     0.50
Diluted earnings per share            $     0.02      $     0.13      $     0.11      $     0.47


Weighted average basic shares
  outstanding                             11,599          10,547          11,522           9,920
Weighted average diluted
  shares outstanding                      11,868          11,236          11,986          10,574

Business Segment Information (unaudited)
(In thousands)

                                          Three Months Ended               Fiscal Year Ended
                                                Oct. 31                          Oct. 31
                                         2004             2003            2004             2003
                                      ----------       ----------      ----------       ----------

Net revenue
    Surgical business                 $    6,537       $    6,619      $   26,787       $   25,623
    Interventional business                8,100            8,324          28,257           32,366
                                      ----------       ----------      ----------       ----------
    Total                             $   14,637       $   14,943      $   55,044       $   57,989

Gross margin
    Surgical business                 $    3,941       $    4,240      $   16,844       $   16,529
    Interventional business                1,739            2,453           5,651            8,901
                                      ----------       ----------      ----------       ----------
    Total                             $    5,680       $    6,693      $   22,495       $   25,430

Gross margin percentage
    Surgical business                         60%              64%             63%              65%
    Interventional business                   21%              29%             20%              28%
    Total                                     39%              45%             41%              44%

Operating income (loss)
    Surgical business                 $      280       $    1,048      $    2,972       $    4,681
    Interventional business                 (128)             965          (1,415)           2,667
                                      ----------       ----------      ----------       ----------
    Total                             $      152       $    2,013      $    1,557       $    7,348

Condensed Consolidated Balance Sheets (unaudited)
As of October 31, 2004 and 2003
(in thousands, except share and per share data)

                                                                    2004           2003
                                                                 ----------     ----------

ASSETS
Current assets:
Cash and cash equivalents                                        $   15,369     $   44,102
Short-term investments                                               26,931             --
Accounts receivable, net                                              7,722          6,541
Inventories                                                          11,591         10,849
Other                                                                 3,544          1,891
                                                                 ----------     ----------
    Total current assets                                             65,157         63,383

Property, plant and equipment, net                                   13,704         10,559
Goodwill and other intangible assets, net                             6,853          6,892
Other                                                                    11             11
                                                                 ----------     ----------
    Total assets                                                 $   85,725     $   80,845
                                                                 ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                            $    6,457     $    5,903
Current maturities of long-term obligations                              40            281
                                                                 ----------     ----------
    Total current liabilities                                         6,497          6,184

Long-term obligations and deferred income taxes                       1,227            599
                                                                 ----------     ----------

    Total liabilities                                                 7,724          6,783
                                                                 ----------     ----------

Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates                     --             --
Common stock: authorized 20,000,000 shares of $.01 par
     value; and outstanding, 11,713,700 and 11,435,638
     at October 31, 2004 and 2003, respectively                         117            114
Additional paid-in capital                                           72,614         69,956
Retained earnings                                                     5,270          3,992
                                                                 ----------     ----------
    Total shareholders' equity                                       78,001         74,062
                                                                 ----------     ----------
    Total liabilities and shareholders' equity                   $   85,725     $   80,845
                                                                 ==========     ==========

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

          (99.1) Synovis Life Technologies, Inc. News Release dated December 1,
                 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    SYNOVIS LIFE TECHNOLOGIES, INC.


Dated: December 1, 2004             By: /s/ Connie L. Magnuson
                                        ----------------------------------------
                                        Connie L. Magnuson
                                        Vice-President of Finance, Chief
                                        Financial Officer and Corporate
                                        Secretary

                                  EXHIBIT INDEX


EXHIBIT NO.                     DESCRIPTION                                        METHOD OF FILING
-----------                     -----------                                        ----------------

   (99.1)     Synovis Life Technologies, Inc. News Release dated        Filed herewith electronically.
              December 1, 2004